Exhibit 99.6

Execution Copy

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), made as of the 31st day of October, 2008, by POLY MET MINING, INC., a Minnesota corporation, having its principal place of business at 6500 Country Road 666, Hoyt Lakes, Minnesota (“Grantor”); in favour of Glencore AG, a corporation existing under the laws of Switzerland and having a place of business at Baarermattstrasse 3, CH-6341, Baar, Switzerland (“Secured Party”);

WHEREAS, Grantor, PolyMet Mining Corp., a corporation incorporated under the laws of British Columbia (“Parent”) and Secured Party are entering into that certain Purchase Agreement dated of even date herewith (the “Purchase Agreement”);

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, Secured Party will purchase from Grantor, and Grantor will sell and issue to Secured Party, certain Debentures (as defined in the Purchase Agreement);

WHEREAS, it is a condition precedent to Secured Party entering into the Purchase Agreement and purchasing the Debentures from Grantor that Grantor enter into this Agreement, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Grant of Security Interest

(a) Security Interest. To secure the due payment and performance by Grantor of all indebtedness and other liabilities and obligations of Grantor to Secured Party under, arising out of or in any way connected with the Purchase Agreement, the Debenture, the Ancillary Agreements (as defined in the Purchase Agreement) and all other agreements, instruments and documents executed by Grantor and delivered in connection therewith or otherwise (all hereinafter referred to collectively as the “Obligations”), Grantor hereby grants to Secured Party and pledges, hypothecates, transfers and sets over to Secured Party, a lien on and security interest in and to and pledge of all of the following properties, assets and rights of Grantor, wherever located, whether now owned or hereafter acquired or arising and all proceeds and products thereof (all being hereinafter collectively referred to as the “Collateral”): all personal property and fixtures of Grantor of every kind and nature, including, without limitation all goods (including, without limitation, all inventory, equipment and any accessions and additions thereto), instruments (including, without limitation, all promissory notes), documents, accounts (including, without limitation, all health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, all patents, trademarks and other intellectual property, all general intangibles (including, without limitation, all payment intangibles), all insurance claims, and all proceeds of the foregoing. Grantor hereby assigns to Secured Party as further security for the payment and performance of all of the Obligations, all its right, title and interest in and to all of Grantor’s securities, property, cash, cash accounts, remittances and deposits now or hereafter in the possession of or on deposit at or in Secured Party. All terms used in this Agreement which are defined in the Uniform Commercial Code as in effect in the State of New York (the “Uniform Commercial Code”), shall have the meaning given to such term therein.

(b) Authorization to File Financing Statements, Etc. Grantor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements, fixture filings and amendments thereto. Grantor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. The Grantor hereby agrees to execute and deliver to the Secured Party such further agreements, assignments, instruments and documents, and to do all such other things, as the Secured Party may reasonably deem necessary or appropriate to assure the Secured Party its lien and security interest hereunder, including without limitation, control agreements. The Grantor hereby agrees to use all commercially reasonable efforts to cause the relevant depository institutions, financial intermediaries, letter of credit issuers and other relevant persons or entities to execute and deliver such control agreements, as the Secured Party may from time to time reasonably require. The Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Secured Party without notice thereof to the Grantor wherever the Secured Party in its sole discretion desires to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any part thereof, or the respective rights and/or priorities therein, or to any of the Obligations, the Grantor agrees to execute and deliver all such instruments and documents and to do all such other things as the Secured Party deems necessary or appropriate to preserve, protect and enforce the security interest and relative priority of the Secured Party and the Secured Party’s security interest under the laws of such other jurisdiction.

(c) Secured Party’s Payment Of Claims Asserted Against The Collateral. Secured Party may, but shall have no obligation to, pay, acquire, discharge and/or accept an assignment of any security interest, lien, claim or encumbrance asserted by any person against the Collateral, provided, however, that Secured Party shall first give Grantor written notice of Secured Party’s intent to do the same, and Grantor does not, within ten (10) days after such notice, pay such claim and/or obtain to Secured Party’s reasonable satisfaction the release of the security interests, liens, claims or encumbrances to which such notice relates. All sums paid by Secured Party in respect thereof and all costs, fees and expenses, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, which are incurred by Secured Party on account thereof, shall be payable on demand, by Grantor to Secured Party and shall be additional Obligations hereunder secured by the Collateral, and all such costs, fees and expenses shall bear interest at the highest rate borne by any of the Obligations.

(d) Senior Ranking. Notwithstanding anything to the contrary contained herein, the security interest in the Collateral granted to Secured Party hereunder shall rank senior to all other security interests in the Collateral; provided, however, that at any time after the date hereof, Parent shall have the right to arrange Senior Construction Financing (as defined in the Purchase Agreement), at which time Secured Party agrees that it will subordinate its lien priority with respect to the Collateral to any such Senior Construction Financing as set out in Section 9 of the Purchase Agreement.

Section 2. Representations And Warranties.

Without limitation of the representations and warranties of the Grantor under the Purchase Agreement or the Debentures, Grantor represents and warrants the following to and in favor of Secured Party:

(a) Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and is duly authorized to do business and in good standing wherever the ownership of its property or the conduct of its business requires such authorization. The Grantor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary.

(b) Grantor has full corporate power and the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and any other agreement or instrument referred to herein, and this Agreement and all such other agreements and instruments are valid and binding upon and enforceable against Grantor in accordance with their respective terms. Grantor has taken all action required to authorize the execution, delivery and performance of this Agreement and all other agreements or documents required hereunder and the transactions contemplated hereby.

(c) The execution, delivery and/or performance by Grantor of this Agreement and any other agreement or instrument referred to herein shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of, or result in the breach of or accelerate or permit the acceleration of the performance required by the terms of any applicable law, rule or regulation of any governmental body, or any provision contained in Grantor’s certificate of incorporation, by-laws or other organizational document or contained in any agreement, instrument or document to which Grantor is now a party or by which it or its assets are bound, or result in the creation of any claim, lien, charge or encumbrance upon any of the property or assets of Grantor (except those granted to Secured Party pursuant hereto). No consent, approval, authorization or declaration of, designation by or filing with any governmental authority or other person or entity on the part of Grantor is required in connection with the valid execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby or thereby, except as have been obtained prior to the date hereof or are necessary to perfect Secured Party’s security interest in the Collateral.

(d) Grantor has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances, except those of Secured Party and Permitted Encumbrances (as defined in the Debentures).

(e) Grantor is not in violation of any applicable law, statute, regulation or ordinance of any governmental entity or authority, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, which could in any respect materially and adversely affect the Collateral or Grantor’s business, property, assets, operations or condition, financial or otherwise.

(f) Grantor is not in default in any material respect with respect to any indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to the borrowing of monies to which Grantor is a party, or by which Grantor or Grantor’s assets may be bound.

(g) There are no actions or proceedings that are pending or threatened in any court or before any governmental agency or instrumentality against Grantor, its assets, or the Collateral, which may materially adversely affect Grantor or the Collateral.

(h) Grantor has filed or has obtained extensions for the filing of all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments and charges reflected thereon that are due and payable and has reserved funds or made adequate provision for the payment of such taxes, assessments and charges accruing but not yet payable.

(i) The security interest granted by Grantor to Secured Party in the Collateral constitutes a valid first perfected lien on and security interest in the Collateral.

(j) No representation or warranty by Grantor contained herein or in any certificate or other document furnished by Grantor pursuant hereto, in connection with the transactions contemplated hereby, contains any untrue statement of material fact, or omits to state a material fact necessary to make it not misleading, or necessary to provide Secured Party with proper information as to Grantor and Grantor’s affairs.

(k) All representations and warranties of Grantor are true at the time of Grantor’s execution of this Agreement and shall survive the execution, delivery and acceptance hereof.

Section 3. Covenants Of Grantor.

Grantor covenants that:

(a) Preservation of Corporate Existence. Grantor will preserve and maintain its corporate or other entity existence and good standing in each state where it conducts business. Grantor shall not merge or consolidate with or into any other person or entity (a “Person”) or liquidate or wind down its business, or enter into any agreement with respect thereto.

(b) Liens. Grantor will not create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to the Collateral or any other of Grantor’s property or assets, tangible or intangible, now owned or hereafter acquired, other than liens to which Secured Party shall have given its prior written consent, and encumbrances in favor of Secured Party.

(c) Insurance. Grantor will, at its own expense: (i) maintain insurance covering all of the Collateral for the full replacement value thereof against all risks of loss and damage by policies of insurance issued by companies approved by Secured Party, and (ii) maintain liability insurance coverage in amounts satisfactory to Secured Party. The policies evidencing such insurance shall be duly endorsed in favor of Secured Party with such loss payable rider and additional insured rider as Secured Party may designate and such policies shall be delivered to Secured Party and shall provide for at least thirty (30) days prior written notice to Secured Party of the exercise of any right of cancellation or reduction of coverage and right to cure monetary defaults. Should Grantor fail to furnish Secured Party with such insurance, Secured Party shall have the right to effect same and charge the cost thereof to Grantor, together with interest thereon at twelve percent (12%) per annum. Such cost, including interest, shall be additional Obligations hereunder and secured by the Collateral. Secured Party’s sole obligation hereunder shall be to credit Grantor’s account with the net proceeds of any insurance payments received on account of any loss and Secured Party shall have no liability with respect to any loss. Grantor shall provide Secured Party with insurance certificates naming Secured Party as loss payee with respect to property insurance and as additional insured with respect to liability insurance. Grantor hereby appoints Secured Party as Grantor’s attorney in-fact to adjust all insurance claims and endorse all checks and drafts in settlement thereof.

(d) Personal Property. The Collateral is and shall remain personal property at all times regardless of how attached or installed at or to the Location.

(e) Books and Records; Financial Information. Grantor shall maintain its books and records in accordance with generally accepted accounting principles, and shall furnish to Secured Party such data and information (financial and otherwise) as Secured Party, from time to time, may reasonably request, bearing upon or related to the Collateral and/or Grantor’s financial condition and/or results of operations.

(f) Material Obligations. Grantor shall pay and satisfy, when due, all material liabilities and obligations, including, without limitation, all obligations under all leases.

(g) Maintenance of Principal Place of Business. Grantor shall maintain and keep its principal place of business and chief executive office and its books and records at the address set forth at the beginning of this Agreement and at no other location, without giving Secured Party at least thirty (30) days prior written notice of any such move, and Grantor shall execute and/or deliver (at Grantor’s expense) such UCC financing statements and other documents as Secured Party shall reasonably request.

(h) Charter Documents. Grantor shall not amend or modify its certificate of incorporation, by-laws or other organizational documents, without the prior written consent of Secured Party.

(i) Litigation. Grantor shall notify Secured Party in writing, promptly upon learning of the institution of any suit or administrative proceeding against Grantor with respect to the Collateral, or directly against the Collateral, whether or not the claim is considered by Grantor to be covered by insurance, and of the institution of any suit or administrative proceeding which may materially and adversely affect the operations, financial condition or business of Grantor or Secured Party’s security interest in the Collateral.

(j) Payment of Taxes and Claims. Grantor will duly pay and discharge when due and payable, all taxes, assessments and governmental and other charges, levies or claims levied or imposed, which are, or which if unpaid might become, a lien or charge upon the Collateral, or the properties, assets, franchises, earnings or business of Grantor; provided, however, that nothing contained in this paragraph shall require Grantor to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as Grantor in good faith shall contest the validity thereof by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with such accounting practices and otherwise satisfactory to Secured Party.

(k) Inspection. Grantor shall permit Secured Party, its officers, employees and/or agents, at all times, at Grantor’s expense, during normal business hours to enter into and upon any premises where the Collateral is located for the purpose of inspecting the Collateral and all records related thereto (and to make extracts from such records), observing the Collateral’s use or otherwise protecting the interests of Secured Party therein.

(l) Maintenance of Collateral. Grantor shall maintain the Collateral in good condition and repair (normal wear and tear excepted) and pay and discharge, or cause to be paid and discharged, when due, the cost of repairs or maintenance, and pay or cause to be paid all rent due on the premises where any Collateral is or may be held.

(m) Accounts Receivable. Grantor shall collect accounts receivable in the ordinary course of business in a commercially reasonable manner.

(n) Dispositions of Assets. Grantor shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, the Collateral or any of its other tangible or intangible properties or assets, other than the sale of inventory in the ordinary course of Grantor’s business.

(o) Conduct of Business. Grantor shall conduct and operate its business in accordance with all applicable local, state and federal ordinances, resolutions, laws, statutes and orders of courts.

Section 4. Events Of Default; Rights And Remedies On Default.

(a) Event of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i) Grantor fails or neglects to perform or observe any term, covenant, warranty or representation contained in this Agreement that is required to be performed or observed and the same is not cured to Secured Party’s reasonable satisfaction within fifteen (15) days after the giving of notice by Secured Party to Grantor; or

(ii) If any statement, certificate or representation made or given by Grantor to Secured Party in this Agreement shall be untrue, false or inaccurate in any material respect; or

(iii) If there occurs an “Event of Default” under the Debentures, including without limitation a default in payment of any principal amount due thereunder, a default in payment of any interest or other amount due thereunder which default continues for more than five (5) Business Days after the due date thereof or if the Grantor or the Parent is subject to any Bankruptcy Event; or;

(iv) Grantor ceases to conduct its business or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs.

(b) Acceleration of the Obligations. Upon and after an Event of Default, all of the Obligations may, at the option of Secured Party and without presentment, demand, notice, protest or legal process of any kind, be declared, and immediately shall become, due and payable.

(c) Additional Remedies. Upon and after an Event of Default, Secured Party shall have the following rights and remedies:

(i) Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Secured Party were the sole and absolute owner thereof (and Grantor agrees to take all such action as may be appropriate to give effect to such right);

(ii) The right to the extent permitted by law to enter upon any place or places where the Collateral is located and kept, without any obligation to pay rent to Grantor or others, through self-help and without judicial process, without first obtaining a final judgment or giving Grantor notice and opportunity for a hearing on the validity of Secured Party’s claim, and remove the Collateral therefrom to the premises of Secured Party or any agent of Secured Party, for such time as Secured Party may desire in order to effectively collect or liquidate the Collateral. At Secured Party’s request Grantor shall assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, in its sole discretion.

(iii) The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Secured Party, in its sole discretion, may deem advisable; such sales may be adjourned from time to time with or without notice. Secured Party shall have the right to conduct such sales on Grantor’s premises or elsewhere and shall have the right to use Grantor’s premises without charge for such sales for such time or times as Secured Party may see fit. Secured Party is hereby granted a license or other right to use, without charge, Grantor’s labels, patents, copyrights, rights of use of any matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Grantor’s rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit. Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private, sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorney’s fees and expenses incurred by Secured Party for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Obligations; and third to the principal of the Obligations. If any deficiency shall arise, Grantor shall remain liable to Secured Party therefor. If any excess shall arise, it shall be paid over to Grantor. In the exercise of any such remedies, the Secured Party may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Obligations. In addition to all other sums due the Secured Party hereunder, the Grantor shall pay the Secured Party all reasonable costs and expenses incurred by the Secured Party, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Obligations or in the prosecution or defense of any action or proceeding by or against the Secured Party or any the Grantor concerning any matter arising out of or connected with this Agreement, the Collateral, the Credit Documents or any other document, agreement or instrument between the Grantor and one or more of the Secured Party, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute).

(iv) The Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Grantor hereby waives all of its rights of redemption from any such sale. The Secured Party may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Secured Party may further postpone such sale by announcement made at such time and place. In the event any of the Collateral shall constitute restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable. The Secured Party has no obligation to prepare the Collateral for sale. The Secured Party may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title as the like, and the Grantor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

(v) Secured Party shall have the right immediately, and without notice or other action, to set-off against any of Grantor’s Obligations to Secured Party, any monies or other property due to or held on deposit for Grantor. This right of set-off shall apply to all accounts whether they are regular or special, trustee or escrow, controlled by either Grantor or Secured Party, created for a mutual purpose, or otherwise. Secured Party shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of any such Event of Default, even though the actual book entries may be made at some time subsequent thereto.

(vi) The right to take any and all action or actions provided for in this Agreement or the Guarantee. The provisions of this Agreement shall be in addition to those of any other notes, or any mortgage, security agreement or other instrument executed by Grantor, all of which shall be construed as one instrument.

(vii) The right to take such other and further action as Secured Party may at law or in equity be entitled to take.

(d) Notice, Etc. Any notice required to be given by Secured Party of a sale, lease, other disposition of the Collateral or any other intended action by Secured Party, may be given in any manner provided for delivery of notices in this Agreement, five (5) days prior to such proposed action, and, if so given, shall constitute commercially reasonable and fair notice thereof to Grantor.

Section 5. Miscellaneous.

(a) Further Assurances. Grantor shall at any time and from time to time upon the written request of Secured Party, execute and deliver such further agreements, instruments and documents and do such further acts and things as Secured Party may reasonably request in order to effect the purposes of this Agreement and the Guarantee.

(b) Costs and Expenses. Grantor shall pay its own costs and expenses in connection herewith including filing and recording fees in respect of the security granted hereby and the costs of enforcement of this Agreement as set out in Section 4(c)(iii).

(c) Modification of Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Grantor and Secured Party and each assignee of Secured Party shall be bound by such amendment or waiver.

(d) Waiver by Secured Party. Failure by the Secured Party to exercise any right, remedy or option under this Agreement or any other document, agreement or instrument between the Grantor and the Secured Party or provided by law, or delay by the Secured Party in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Secured Party’s failure, at any time or times hereafter, to require strict performance by Grantor of any provision of this Agreement shall not waive, affect or diminish any right of Secured Party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Secured Party of any Event of Default shall not suspend, waive or affect any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Grantor contained in this Agreement and no Event of Default shall be deemed to have been suspended or waived by Secured Party, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and signed by an officer or other authorized person of Secured Party and directed to Grantor.

(e) Liability of Secured Party. Neither the Secured Party, nor any party acting as attorney for the Secured Party, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than and to the extent of their gross negligence or willful misconduct. The rights and remedies of the Secured Party under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Secured Party may have.

(f) Continuing Agreement, Etc.

(i) This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations, both for principal and interest, have been fully and indefeasibly paid and satisfied.

(ii) The lien and security interest herein created and provided for stand as direct and primary security for the Obligations arising under or otherwise relating to the Debentures and any of the other Obligations secured hereby. The Grantor acknowledges that the lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts of omissions whatsoever of the Secured Party or any other holder of any Obligations, and without limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by the Secured Party of any other security for (or guarantors upon) any of the Obligations or by any failure, neglect or omission on the part of the Secured Party or any other holder of any Obligations to realize upon or protect any of the Obligations or any collateral or security therefor (including, without limitation, impairment of collateral or failure to perfect security interest in collateral). The lien and security interest hereof shall not in any manner be impaired or affected by (and the Secured Party, without notice to anyone, is hereby authorized to make from time to time) any surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in or modification, or any pledge, sale or other disposition of any of the Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing until the Obligations have been fully paid and satisfied. Furthermore, all of the waivers set forth in the Debentures are hereby incorporated herein by reference. In order to realize hereon and to exercise the rights granted the Secured Party hereunder and under applicable law, there shall be no obligation on the part of the Secured Party or any other holder of any Obligations at any time to first resort for payment to resort to any particular collateral, security, property, liens or any other rights or remedies whatsoever, or any guaranty, and the Secured Party shall have the right to enforce this Agreement against the Grantor or any of its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(h) Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(i) Parties. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Grantor and Secured Party.

(j) Governing Law, Etc. This Agreement shall be deemed to have been made in the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles that would defer to the substantive laws of another jurisdiction, provided that if the law governing perfection of security is the law of another jurisdiction, such as the “location” (as determined under § 9-307 of the UCC) of the Grantor, the law of such other jurisdiction shall govern perfection.

(k) Venue. Grantor hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. Grantor consents to the jurisdiction and venue of the foregoing courts and waive any objection which it may have to the laying of venue in any such action or proceeding and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth in this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.

GRANTOR DOES HEREBY DESIGNATE AND APPOINT CSC CORPORATION AT, NEW YORK, NEW YORK                     , ATTENTION:                                         , AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF GRANTOR MAILED OR DELIVERED TO GRANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GRANTOR (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GRANTOR (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(l) Waiver of Jury Trial. GRANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH.

(m) Notice. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) facsimile, with electronic confirmation of transmittal, (iii) certified mail, return receipt requested, or (iv) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Grantor:

Poly Met Mining, Inc.

6500 County Road 666

Hoyt Lakes, MN

55750-0475

Attn:

Fax:

With a copy to Parent:

PolyMet Mining Corp.

1177 West Hastings Street, Suite 1003

Vancouver, British Columbia V6E 2K3

Attn: Chief Financial Officer

Fax: (604) 669-4705

And with a copy to (which shall not constitute notice):

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174

Attn: Henry I. Rothman

Fax: (212) 704-5950

If to Secured Party:

Baarermattstrasse 3 CH-6341

Baar, Switzerland

Attn: Stephen Rowland/Rajiv Singhal

Fax: +41 41 709 3000

And with a copy to (which shall not constitute notice):

Davies Ward Phillips & Vineberg LLP

44th Floor 1 First Canadian Place

Toronto, ON M5M 1B1

Attn: Kenneth G. Klassen

Fax: (416) 863-0871

(n) Complete Agreement. This Agreement and the Guarantee are the complete agreement of the parties with respect to the subject matter hereof and thereof.

(o) Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above set forth.

GRANTOR:

POLY MET MINING, INC.

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Chief Financial Officer